Comparison of change in value of $10,000 investment in The Dreyfus Socially Responsible Growth Fund, Inc. Initial shares and Service shares and the Standard & Poor's 500 Composite Stock Price Index*


 EXHIBIT A:

                  The Dreyfus           The Dreyfus
                   Socially              Socially
                  Responsible           Responsible      Standard & Poor's 500
   PERIOD      Growth Fund, Inc.     Growth Fund, Inc.     Composite Stock
                (Initial shares)      (Service shares)      Price Index *

   10/7/93          10,000                10,000               10,000
  12/31/93          10,735                10,735               10,232
  12/31/94          10,895                10,895               10,366
  12/31/95          14,661                14,661               14,256
  12/31/96          17,774                17,774               17,528
  12/31/97          22,827                22,827               23,374
  12/31/98          29,534                29,534               30,059
  12/31/99          38,418                38,418               36,380
  12/31/00          34,179                34,179               33,070
  12/31/01          26,464                26,369               29,142

                                     Years Ended 12/31
 * Source: Lipper Inc.